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      Exhibit 22 - Subsidiaries of Registrant

             Unless otherwise indicated, Avatar owns, directly or through a subsidiary, all of the outstanding capital stock of each of the below listed active subsidiaries.
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

             Name                                       State of Incorporation

             American Cablevision Services,  Inc.                  Florida
             Avatar Communities,  Inc.                             Florida
              Avatar Communities of Arizona,  Inc.                 Arizona
              Avatar Communities of California,  Inc.              California
              Avatar Communities of Connecticut,  Inc.             Connecticut
              Avatar Communities of District of Columbia, Inc.     District of Columbia, Inc.
              Avatar Communities of Georgia,  Inc.                 Georgia
              Avatar Communities of Illinois,  Inc.                Illinois
              Avatar Communities of Indiana,  Inc.                 Indiana
              Avatar Communities of Massachusetts, Inc.           Massachusetts
              Avatar Communities of Michigan,  Inc.                Michigan
              Avatar Communities of Nevada,  Inc.                  Nevada
              Avatar Communities of New Jersey,  Inc.              New Jersey
              Avatar Communities of New York,  Inc.                New York
              Avatar Communities of Ohio,  Inc.                    Ohio
              Avatar Communities of Pennsylvania, Inc.             Pennsylvania
              Avatar Communities of Wisconsin,  Inc.               Wisconsin
              Avatar Finance,  Inc.                                Delaware
               Avatar Mortgage Funding,  Inc.                      Delaware
                Avatar Homesite Mortgage Trust                     New York (1)
              Avatar International Sales of U.S.A.,                Delaware
             Avatar Properties Inc.                                Florida
              Avatar Camelot Isles,  Inc.                          Florida
              Avatar Leisure Lakes,  Inc.                          Florida
              Banyan Bay Development Corporation                   Florida
              Barefoot Bay Corporation                             Florida
              Barefoot Bay Development Corporation                 Florida
              Cape Coral Development Corporation                   Florida
               Cape Coral Realty,  Inc.                            Florida
              Country Club Inn,  Inc.                              Florida
              Fort Myers Construction Co.,  Inc.                   Florida
              Golden Gate Realty,  Inc.                            Florida
              Kissimmee Construction Corporation                   Florida
              Lee Investment Company,  Inc.                        Florida
              Poinciana Golf and Racquet Club,  Inc.               Florida
              Poinciana New Township,  Inc.                        Florida
              Rio Rico Properties Inc.                             Arizona
               Rio Rico Construction Company,  Inc.                Arizona
               Rio Rico Golf and Country Club                      Arizona
               Rio Rico Realty,  Inc.                              Arizona
              Tarpon Point,  Inc.                                  Florida
             Avatar Realty Inc.                                    Delaware
              Avatar Condominium Management Inc.                   Florida
               Avatar Asset Management,  Inc.                      Florida
              Avatar Development Corporation                       Florida
              Avatar Georgetown Inc.                               Delaware
              Dorten,  Inc.                                        Florida
              GACL,  Inc. of California                            California
               Mulholland Hills Associates                         California (2)
               Optimum Environments Inc.                           California
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        Exhibit 22 - Subsidiaries of Registrant  (continued)
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


             Parkway Mortgage Company,  Inc.                       Florida
             Rio Rico Utilities Inc.                              Arizona
             Avatar Utilities Inc.                                 Delaware (3)
              Avatar Utility Services,  Inc.                       Florida
              Poinciana Utilities Inc.                             Florida
              Barefoot Bay Propane Gas Company                     Florida
              Consolidated Water Company                           Delaware (4)
               Consolidated  Water Services,  Inc.                 Indiana
               FCWC Holdings,  Inc.                                Delaware (5)
                Florida Cities Water Company                       Florida

         Notes to Exhibit 22 - Subsidiaries of Registrant:


           (1) Partnership owned 95% by Avatar Mortgage Funding Inc. and 5% by Avatar Properties Inc.

           (2) Partnership owned 99% by GACL, Inc. of California and 1% by Lee Investment Company, Inc.

           (3) Avatar Utilities Inc. owns over 99% of the outstanding shares of common stock of Consolidated Water Company. All of the outstanding shares of preferred stock of Consolidated Water Company are owned by other interests.

           (4) Consolidated Water Company owns all of the outstanding common stock of Consolidated Water Services, Inc. and FCWC Holdings, Inc.

           (5) FCWC Holdings, Inc. owns all of the common and preferred stock of Florida Cities Water Company. FCWC Holdings, Inc. has one class of preferred stock owned by outside interests.

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